NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1689

Media contact:	Investor contact:
Allen Staggers	Max Kuniansky
Manager, Corporate Communications	Executive Director, Investor Relations
Phone: (724) 830-5433	and Corporate Communications
Media Hotline: (888) 233-3583	Phone: (724) 838-6895
E-mail: astagge@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

IGS media contact:

Tom M. Taylor

President

400 South Boston, Suite 1000

Tulsa, Okla. 74103

Phone: (918) 592-4422

E-Mail: tommtaylor@aol.com

FOR IMMEDIATE RELEASE

Allegheny Energy Completes Sale of Natural Gas Operations

GREENSBURG, Pa., September 30, 2005 – Allegheny Energy, Inc. (NYSE: AYE) today announced that it has completed the sale of its West Virginia natural gas operations to Mountaineer Gas Holdings, a partnership composed of IGS Utilities and affiliates of ArcLight Capital Partners. Cash proceeds received by Allegheny at closing were $161 million. The buyer has also assumed $87 million of the company’s debt.

“Completing this transaction is another milestone in our effort to focus on our core business and strengthen our financial condition,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “We will make the transition as smooth as possible to ensure that customers receive top quality service throughout the process.”

Allegheny’s natural gas operations include Mountaineer Gas Company, Mountaineer Gas Services and West Virginia Power Gas Services. Effective October 1, all of these utilities will begin to do business as Mountaineer Gas. For natural gas service outages and emergencies, customers should call

1-800-834-2070, 24 hours a day. For information, business and account calls, they may call the same number between 6 a.m. and 8 p.m. weekdays and from 8 a.m. to 4:30 p.m. on weekends.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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